AMENDMENT TO STOCK SUBSCRIPTION AGREEMENT

This AMENDMENT TO STOCK SUBSCRIPTION AGREEMENT (this “Amendment”) is made and entered into as of April 30, 2010 by and among (a) China Medicine Corporation, a Nevada corporation (the “Company”), (b) Mr. Yang Senshan, (the “Executive Shareholder”) and (c) OEP CHME Holdings, LLC, a Delaware limited liability company (the “Investor”).

WITNESSETH

WHEREAS, the Company, the Executive Shareholder and the Investor entered into a Stock Subscription Agreement dated December 31, 2009 (the “Stock Subscription Agreement”); and

WHEREAS, the Company, the Executive Shareholder and the Investor intend to delete and replace the definition of “C” in Section 4.9(a) and the definition “F” in Section 4.9(b) of the Stock Subscription Agreement with the definitions below in order to clarify the intention of the parties in connection with the calculation of “2010 Additional Shares” and “2011 Additional Shares”.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

Section 1.  The definition of “C” in Section 4.9(a) of the Stock Subscription Agreement shall be deleted and replaced with the following:

“C = Total number of Common Shares held by Investor and total number of Common Shares underlying Redeemable Convertible Preferred Shares held by Investor at the time of determination but prior to the issuance of any 2010 Additional Shares”

Section 2.  The definition of “F” in Section 4.9(b) of the Stock Subscription Agreement shall be deleted and replaced with the following:

“F = Total number of Common Shares held by Investor and total number of Common Shares underlying Redeemable Convertible Preferred Shares held by Investor at the time of determination but prior to the issuance of any 2011 Additional Shares”

Section 3.  Capitalized terms not otherwise defined in this Amendment shall have the same meanings given to them in the Stock Subscription Agreement.

Section 4.  This Amendment shall be deemed to be an integral part of the Stock Subscription Agreement and shall be deemed to have taken effect retrospectively since December 31, 2009 for the purpose of interpreting Section 4.9(a) and Section 4.9(b) of the Stock Subscription Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed by its authorized signatory as of the date first indicated above.

CHINA MEDICINE CORPORATION

By:	/s/ Yang Senshan
Name: Yang Senshan
Title: Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

OEP CHME HOLDINGS, LLC

By: One Equity Partners III, L.P.,
its Manager

By: OEP General Partner III, L.P.,
its General Partner

By: OEP Holding Corporation,
its General Partner

By:	/s/ Bradley J Coppens
Name: Bradley J Coppens
Title: Vice President

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of the date first indicated above.

Mr. Yang Senshan

/s/ Yang Senshan